As filed with the Securities and Exchange Commission on February 3, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Centricus Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Byron House, 7-9 St. James’s Street

London SW1A 1EE

United Kingdom

+44 (0) 20-7139-4500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald J. Puglisi

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan Ko, Esq. Paul Hastings LLP 515 South Flower Street Twenty-Fifth Floor Los Angeles, CA 90071 (213) 683-6188	Matthew Poxon, Esq. Paul Hastings LLP 100 Bishopsgate London EC2N 4AG United Kingdom +44(0) 20-3023-5171	Michael Johns Maples and Calder P.O. Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands (345) 949-8066	Paul Tropp, Esq. Christopher Capuzzi, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 (212) 596-9000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (Registration No. 333-251856)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fourth of one redeemable warrant (2)	5,750,000 units	$10.00	$57,500,000	$6,273.25
Class A ordinary shares included as part of the units (3)	5,750,000 shares	—	—	— (4)
Redeemable warrants included as part of the units (3)	1,437,500 warrants	—	—	—(4)
Total	—	—	$57,500,000	$6,273.25(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-251856).
(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.
(4)	No fee, pursuant to Rule 457(g).
(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $287,500,000 on its Registration Statement on Form S-1, as amended (File No. 333-251856), which was declared effective by the Securities and Exchange Commission on February 3, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $57,500,000 is hereby registered, which includes securities issuable upon the exercise of the underwriter’s over-allotment option.

This Registration Statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation By Reference

This Registration Statement on Form S-1 is being filed with respect to the registration of 5,750,000 additional units of Centricus Acquisition Corp., a Cayman Islands exempted company (the “Registrant”), each unit consisting of (i) one Class A ordinary share, and (ii) one-fourth of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-251856) (the “Prior Registration Statement”), initially filed by the Registrant on December 31, 2020 and declared effective by the Securities and Exchange Commission (the “Commission”) on February 3, 2021. The required opinions of counsel and related consents and independent registered public accounting firm’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of February 4, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than February 4, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-251856) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Paul Hastings LLP.
5.2	Opinion of Maples and Calder, Cayman Islands Legal Counsel to the Registrant.
23.1	Consent of Marcum LLP.
23.2	Consent of Paul Hastings LLP (contained in Exhibit 5.1).
23.3	Consent of Maples and Calder (contained in Exhibit 5.2).
24	Power of Attorney (contained on signature page to the Registrant’s Prior Registration Statement (File No. 333-251856), filed on December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the London, United Kingdom, on February 3, 2021.

Centricus Acquisition Corp.

By:	/s/ Garth Ritchie
Garth Ritchie
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Garth Ritchie	Chief Executive Officer and Director
Garth Ritchie	(Principal Executive Officer)	February 3, 2021

*	Chief Financial Officer, Chief Investment Officer and Secretary
Cristina Levis	(Principal Financial and Accounting Officer)	February 3, 2021

*
Manfredi Lefebvre d’Ovidio	Chairman of the Board of Directors	February 3, 2021

By:	/s/ Garth Ritchie
Garth Ritchie
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Centricus Acquisition Corp., in Newark, Delaware on the 3rd day of February 2021.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director